UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed June 5, 2012, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On May 30, 2012, RLJ Lodging Trust (the “Company”) acquired the 226-room Courtyard New York Manhattan/Upper East Side located in New York, New York (the “Hotel”). The Company acquired the Hotel from Madison 92nd Street Associates, LLC (“Madison”) for $82.0 million in cash, which the Company funded with a combination of cash available on its balance sheet and borrowings under its revolving credit facility. Madison has never been audited and had not maintained full financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The land on which the Hotel resides was acquired by an affiliate of Madison in 2001 in connection with a mixed-use hotel and residential development.  Land development and indirect construction costs were incurred by Madison between 2001 and 2004.  Hotel construction commenced in 2004 and was completed in 2006, and Hotel operations commenced in 2006.  There was no formal retention of Madison’s accounting records prior to 2004 and all of Madison’s financial and accounting personnel who may have had knowledge of Madison’s accounting records related to the period from 2001 through 2004 are no longer employed by Madison.  Madison has never allocated certain corporate expenses to the Hotel, including interest, depreciation and amortization.

As a result of the forgoing circumstances, audited financial statements for Madison could not be prepared without unreasonable effort and expense.  In lieu of audited financial statements, the following audited and unaudited special purpose financial statements are attached to this Form 8-K/A:

Courtyard New York Manhattan/Upper East Side

Report of Independent Registered Public Accounting Firm

Statement of Assets Acquired and Liabilities Assumed as of May 30, 2012

Statements of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 and 2011 (unaudited) and for the years ended December 31, 2011, 2010 and 2009

Notes to Special Purpose Financial Statements

(b) Pro forma financial information.

RLJ Lodging Trust

Unaudited Pro Forma Combined Consolidated Statement of Operations for the six months ended June 30, 2012

Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: August 9, 2012	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders RLJ Lodging Trust:

We have audited the accompanying statement of assets acquired and liabilities assumed of the Courtyard New York Manhattan / Upper East Side as of May 30, 2012 as described in Note 1, and the statements of revenues and direct expenses for the years ended December 31, 2009, 2010 and 2011.  These special purpose financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these special purpose financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Courtyard New York Manhattan / Upper East Side as of May 30, 2012, as described in Note 1, and the revenues and direct expenses for the years ended December 31, 2009, 2010 and 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements of revenues and direct expenses were derived from the Courtyard New York Manhattan / Upper East Side historical accounting records and may not necessarily be indicative of the results if the Courtyard New York Manhattan / Upper East Side had been operated as a stand-alone entity.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
August 9, 2012

Courtyard New York Manhattan/Upper East Side

Statement of Assets Acquired and Liabilities Assumed

May 30, 2012

(In thousands)

Assets Acquired
Investment in hotel properties:
Land and land improvements	$20,655
Building and improvements	60,221
Furniture, fixtures and equipment	1,124
Total investment in hotel properties	82,000
Cash	17
Hotel receivables	24
Prepaid expense and other assets	136
Total assets acquired	$82,177

Liabilities Assumed
Accounts payable and accrued expense	$122
Advance deposits	42
Total liabilities assumed	164

Net Assets Acquired	$82,013

See Notes to Special Purpose Financial Statements

Courtyard New York Manhattan/Upper East Side

Statements of Revenues and Direct Operating Expenses

(In thousands)

	For the three months ended		For the year ended
	March 31,		December 31,
	2012	2011	2011	2010	2009
	(unaudited)	(unaudited)
Revenues
Hotel Operating revenue
Room Revenue	$2,499	$2,114	$14,618	$13,904	$12,493
Food and beverage revenue	90	34	306	117	99
Other operating department revenue	29	47	234	161	157
Total revenue	2,618	2,195	15,158	14,182	12,749

Expense
Hotel operating expense
Room	915	816	3,971	3,809	3,689
Food and beverage	51	—	155	1	—
Management fees	157	132	909	851	765
Other hotel operating expenses	887	926	4,310	4,122	3,987
Total hotel operating expense	2,010	1,874	9,345	8,783	8,441

Depreciation and amortization	274	651	1,840	2,573	2,569
Property tax, insurance and other	337	306	1,382	1,438	1,333

Total Operating Expense	2,621	2,831	12,567	12,794	12,343
Net operating income (loss)	$(3)	$(636)	$2,591	$1,388	$406

See Notes to Special Purpose Financial Statements

Courtyard New York Manhattan/Upper East Side

Notes to Special Purpose Financial Statements

(In thousands)

1.              Summary of Significant Accounting Policies

Nature of Business

The Courtyard New York Manhattan/Upper East Side is a 226-room hotel located in New York, New York (the “Hotel”).  The Hotel is a focused-service hotel that generates the majority of its revenue from room rentals.  As of December 31, 2011, the Hotel was owned by Madison 92nd Street Associates, LLC (“Madison”).  Madison was formed in 2002 to develop, own and operate the Hotel.  An affiliate of Madison acquired the land on which the Hotel resides in 2001 in connection with a mixed-use hotel and residential development.  Hotel construction commenced in 2004 and was completed in 2006, and Hotel operations commenced in 2006.  The Hotel was operated pursuant to a management agreement with an independent hotel management company.

On May 30, 2012, RLJ Lodging Trust (“RLJ”) acquired the Hotel from Madison for $82.0 million in cash.

Basis of Presentation

Madison has represented to RLJ that it has never been audited and has not maintained full financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The accompanying special purpose financial statements were prepared at the request of RLJ for the purpose of providing information it needed to comply with the rules and regulations of the Securities and Exchange Commission.  These special purpose financial statements are not intended to be a complete presentation of Madison’s assets and liabilities nor its revenue and expenses. These special purpose financial statements are derived from the independent hotel management company’s historical accounting records which comprise the revenue and direct operating expenses of the Hotel, using the accounting policies further described below, which are in accordance with GAAP and are not necessarily indicative of the results of operation of the Hotel due to the omission of certain indirect expenses.

Madison incurred land development and indirect construction between 2001 and 2004.  There was no formal retention of Madison’s accounting records prior to 2004 and all of Madison’s financial and accounting personnel who may have had knowledge of Madison’s accounting records related to the period from 2001 through 2004 are no longer employed by Madison.  Madison has never allocated certain corporate expenses to the Hotel, including interest, depreciation and amortization.  As a result, audited financial statements for Madison could not be prepared without unreasonable effort and expense.

As an alternative, the special purpose financial statements contained herein were prepared to assist RLJ to comply with the rules and regulations of the Securities and Exchange Commission.  The statement of assets acquired and liabilities assumed as of May 30, 2012 was prepared based on the purchase price allocation RLJ will use to record the acquisition in its financial statements.  The statements of revenues and direct operating expenses for the three months ended March 31, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009 were prepared based on historical information provided by the independent hotel management company.   The special purpose financial statements represent the assets acquired and liabilities assumed by RLJ, revenue and direct operating expenses of the Hotel and historical depreciation and amortization.  This information is the most relevant to investors as RLJ did not acquire or assume the indirect expenses, certain assets and liabilities of Madison, or the investment in hotel property of Madison at their historical book value.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the amounts of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue comprises hotel operating revenue, such as room revenue, food and beverage revenue and revenue from other hotel operating departments (such as telephone, parking and gift shop). These revenues are recorded net of any sales and occupancy taxes collected from guests. All rebates or discounts are recorded as a reduction in revenue, and there are no material contingent obligations with respect to rebates and discounts offered by the hotels. All revenues are recorded on an accrual basis as earned. Cash received prior to guest arrival is recorded as an advance from the guest and recognized as revenue at the time of occupancy.

Management Agreement

The Hotel is operated pursuant to a long-term agreement with an independent hotel management company.  The management company receives a base management fee of 6% of hotel revenues. The management company is also eligible to receive an incentive management fee if hotel operating income, as defined in the management agreements, exceeds certain thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after the Hotel has received a priority return on their investment in the hotel. No incentive management fee was incurred during any of the periods presented.

Depreciation and Amortization Expense

Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of 15 years for land improvements, 15 years for building improvements, 40 years for buildings and three to five years for furniture, fixtures and equipment. Maintenance and repairs are expensed and major renewals or improvements are capitalized.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION OF RLJ LODGING TRUST

RLJ Lodging Trust (the “Company”) was formed as a Maryland real estate investment trust on January 31, 2011. The Company completed the initial public offering of its common shares of beneficial interest (the “IPO”) on May 16, 2011. The IPO resulted in the sale of 27,500,000 common shares at a price per share of $18.00 and generated gross proceeds of $495.0 million.  The aggregate proceeds to the Company, net of underwriters’ discounts in connection with the IPO, were approximately $464.1 million.  On June 3, 2011, the Company issued and sold an additional 4,095,000 common shares at a price per share of $18.00 upon exercise of the underwriters’ overallotment option (the “Overallotment”), generating gross proceeds of approximately $73.7 million.  The Company received aggregate proceeds, net of underwriters’ discounts, in connection with the Overallotment of approximately $69.1 million.

On May 30, 2012 the Company acquired the 226-room Courtyard New York Manhattan/Upper East Side (the “Courtyard Upper East Side”) in New York, New York for a purchase price of $82.0 million, plus customary pro-rated amounts and closing costs.

On June 11, 2012, the Company acquired the 278-room Hilton Garden Inn San Francisco Oakland/Bay Bridge (the “Hilton Garden Inn Emeryville”) in Emeryville, California for a purchase price of $36.2 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2012 is presented as if the acquisition of the Courtyard Upper East Side and the Hilton Garden Inn Emeryville were completed on January 1, 2011.  During 2011, the Company acquired ten hotels.  The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2011 is presented as if the IPO, the ten 2011 acquisitions and the acquisitions of the Courtyard Upper East Side and the Hilton Garden Inn Emeryville were completed on January 1, 2011.  The acquisitions of the Courtyard Upper East Side and the Hilton Garden Inn Emeryville are already reflected in the Company’s historical combined consolidated balance sheet as of June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; therefore an unaudited pro forma combined consolidated balance sheet as of June 30, 2012 is not presented herein.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition had been completed at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the acquisition described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which the Company believes are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012.

RLJ LODGING TRUST

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Six Months Ended June 30, 2012

(In thousands, except share and per share data)

	RLJ Lodging Trust (1)	Courtyard Upper East Side Acquisition (2)	Hilton Garden Inn Emeryville Acquisition (3)	Acquisition Adjustments		Pro Forma RLJ Lodging Tust
Revenue
Hotel operating revenue
Room Revenue	$353,421	$5,627	$4,842	$—		$363,890
Food and beverage revenue	41,908	168	948	—		43,024
Other operating department revenue	11,121	66	359	—		11,546
Total revenue	406,450	5,861	6,149	—		418,460

Expense
Hotel operating expense
Room	77,897	1,820	1,688	—		81,405
Food and beverage	29,948	88	899	—		30,935
Management fees	13,942	353	185	(178	)(4)	14,302
Other hotel operating expenses	123,714	2,218	2,098	445	(5)	128,475
Total hotel operating expense	245,501	4,479	4,870	267		255,117

Depreciation	65,151	457	811	(308	)(6)	66,111
Property tax, ground rent and insurance	25,108	786	105	—		25,999
General and administrative	14,741	—	—	—		14,741
Transaction and pursuit costs	2,814	—	—	(935	)(7)	1,879

Total operating expense	353,315	5,722	5,786	(976)		363,847

Operating income	53,135	139	363	976		54,613
Other income	190	—	—	—		190
Interest income	837	—	—	—		837
Interest expense	(40,555)	—	(882)	882	(8)	(40,555)
Loss on disposal	(634)	—	—	—		(634)

Income (loss) from continuing operations before income taxes	12,973	139	(519)	1,858		14,451
Income tax expense	(875)	—	—	—		(875)
Net income (loss) from continuing operations	12,098	139	(519)	1,858		13,576
Net (income) loss attributable to the noncontrolling interest
Noncontrolling interest in joint venture	408	—	—	—		408
Noncontrolling interest in common units of Operating Partnership	(134)	—	—	—		(134)
Net (loss) income from continuing operations available to common shareholders	$12,372	$139	$(519)	$1,858		$13,850

Earnings per share data:
Basic - continuing operations	$0.11					$0.13
Basic - weighted average shares	105,360,778					105,360,778

Diluted - continuing operations	$0.11					$0.13
Diluted - weighted average shares	105,414,876					105,414,876

See Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Six Months Ended June 30, 2012

(In thousands)

(1)         Represents the Company’s unaudited historical combined consolidated statement of operations for the six months ended June 30, 2012.

(2)         Represents the unaudited historical results of operations of the Courtyard Upper East Side from January 1, 2012 to the acquisition date of May 30, 2012 as shown in the table below:

	For the three months ended March 31, 2012	For the period from April 1, 2012 through May 30, 2012	Total
	(unaudited)
Revenues
Hotel Operating revenue
Room Revenue	$2,499	$3,128	$5,627
Food and beverage revenue	90	78	168
Other operating department revenue	29	37	66
Total revenue	2,618	3,243	5,861

Expense
Hotel operating expense
Room	915	905	1,820
Food and beverage	51	37	88
Management fees	157	196	353
Other hotel operating expenses	887	1,331	2,218
Total hotel operating expense	2,010	2,469	4,479

Depreciation and amortization	274	183	457
Property tax, insurance and other	337	449	786
Total Operating Expense	2,621	3,101	5,722
Net operating income (loss)	$(3)	$142	$139

(3)         Represents the unaudited historical results of operations of the Hilton Garden Inn Emeryville from January 1, 2012 to the acquisition date of June 11, 2012.

(4)         Represents the contractual adjustment to management fees for the difference between the management fee the seller was obligated to pay and the management fee the Company contracted to pay.

(5)         Represents the contractual adjustment to franchise fees for the difference between the franchise fee the seller was obligated to pay and the franchise fee the Company contracted to pay.

(6)         Represents the adjustment to depreciation expense based on the Company’s new cost basis in the acquired hotels.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years for furniture, fixtures and equipment, 15 years for land improvements and 40 years for buildings).

(7)         Represents the adjustment to remove hotel acquisition costs as these are charges directly related to the hotel acquisitions.

(8)         Represents the removal of historical interest expense related to debt not assumed in conjunction with the acquisition.

RLJ LODGING TRUST

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except share and per share data)

	RLJ Lodging Trust (1)	Previous Hotel Acquisitions (2)	Courtyard Upper East Side Acquisition (3)	Hilton Garden Inn Emeryville Acquisition (4)	Pro Forma Adjustments		Pro Forma RLJ Lodging Trust
Revenue
Hotel operating revenue
Room Revenue	$656,997	$6,493	$14,618	$9,681	$—		$687,789
Food and beverage revenue	81,781	728	306	2,079	—		84,894
Other operating department revenue	20,174	281	234	670	—		21,359
Total revenue	758,952	7,502	15,158	12,430	—		794,042

Expense
Hotel operating expense
Room	147,039	1,472	3,971	3,429	—		155,911
Food and beverage	56,606	697	155	2,103	—		59,561
Management fees	26,056	224	909	373	(454	)(5)	27,108
Other hotel operating expenses	231,602	2,614	4,310	4,257	1,075	(6)	243,858
Total hotel operating expense	461,303	5,007	9,345	10,162	621		486,438

Depreciation	128,112	1,234	1,840	2,081	(1,267	)(7)	132,000
Property tax, ground rent and insurance	46,605	1,049	1,382	707	—		49,743
General and administrative	24,253	—	—	—	2,160	(8)	26,413
Transaction and pursuit costs	3,996	(3,113)	—	—	—		883
IPO Costs	10,733	—	—	—	—		10,733

Total operating expense	675,002	4,177	12,567	12,950	1,514		706,210

Operating income	83,950	3,325	2,591	(520)	(1,514)		87,832
Other income	1,001	—	—	—	—		1,001
Interest income	1,682	—	—	—	—		1,682
Interest expense	(96,020)	—	—	(1,984)	1,984	(9)	(82,879)
					12,194	(10)
					947	(11)

Income (loss) from continuing operations before income taxes	(9,387)	3,325	2,591	(2,504)	13,611		7,636
Income tax expense	(740)	—	—	—	—		(740)
Net income (loss) from continuing operations	(10,127)	3,325	2,591	(2,504)	13,611		6,896
Net (income) loss attributable to the noncontrolling interest
Noncontrolling interest in joint venture	(47)	—	—	—	—		(47)
Noncontrolling interest in common units of Operating Partnership	(255)	—	—	—	—		(255)
Net (loss) income from continuing operations attributable to the Company	(10,429)	3,325	2,591	(2,504)	13,611		6,594
Distributions to preferred shareholders	(61)	—	—	—	—		(61)
Net (loss) income from continuing operations attributable to common shareholders	$(10,490)	$3,325	$2,591	$(2,504)	$13,611		$6,533

Earnings per share data:
Basic and diluted - continuing operations	$(0.11)						$0.07
Basic and diluted - weighted average shares	95,340,666						95,340,666

See Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands)

(1)         Represents the Company’s audited historical combined consolidated statement of operations for the year ended December 31, 2011.

(2)         Represents the combined unaudited historical results of operations of the ten hotels acquired by the Company in 2011, in each case, as if such acquisition had occurred as of the latter of January 1, 2011 or the opening of the hotel, as shown in the table below.

	Embassy Suites Columbus	Renaissance Pittsburgh Hotel	Lodgian Portfolio (4 hotels)	Archon Portfolio (2 hotels)	Hampton Inn Houston - Near the Galleria	Courtyard Charleston Historic District	Pro Forma Adjustments		Total
Acquisition Date	1/11/2011	1/12/2011	1/18/2011	1/24/2011	3/14/2011	10/27/2011
Revenue
Hotel operating revenue
Room revenue	$62	$287	$849	$358	$1,098	$3,839	$—		$6,493
Food and beverage revenue	7	76	295	66	—	284	—		728
Other operating department revenue	1	13	48	7	20	192	—		281
Total revenue	70	376	1,192	431	1,118	4,315	—		7,502

Expense
Hotel operating expense
Room	31	83	262	121	200	775	—		1,472
Food and beverage	21	112	222	75	—	267	—		697
Management fees	3	11	(3)	11	34	129	39	(a)	224
Other hotel operating expenses	17	128	350	220	333	1,566	—		2,614
Total hotel operating expense	72	334	831	427	567	2,737	39		5,007

Depreciation	—	—	—	—	—	—	1,234	(b)	1,234
Property tax, ground rent and insurance	—	2	84	48	2	913	—		1,049
General and administrative	—	—	—	—	—	—	—		—
Transaction and pursuit costs	—	—	—	—	—	—	(3,113	)(c)	(3,113)
IPO costs	—	—	—	—	—	—	—		—
Total operating expense	72	336	915	475	569	3,650	(1,840)		4,177

Operating (loss) / income	(2)	40	277	(44)	549	665	1,840		3,325
Other income	—	—	—	—	—	—	—		—
Interest income	—	—	—	—	—	—	—		—
Interest expense	—	—	—	—	—	—	—		—
Income (loss) from continuing operations before income taxes	(2)	40	277	(44)	549	665	1,840		3,325
Income tax expense	—	—	—	—	—	—	—		—

Net income (loss) from continuing operations	$(2)	$40	$277	$(44)	$549	$665	$1,840		$3,325

The pro forma adjustments reflect:

(a)         Represents the contractual adjustment to management fees for the difference between the management fee the seller was obligated to pay and the management fee the Company contracted to pay.

(b)         Represents depreciation expense based on the Company’s new cost basis in the acquired hotels.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years for furniture, fixtures and equipment, 15 years for land improvements and 40 years for buildings).

(c)          Reflects the adjustment for hotel acquisition costs.

(3)         Represents the audited historical results of operations of the Courtyard Upper East Side for the year ended December 31, 2011.

(4)         Represents the audited historical results of operations of the Hilton Garden Inn Emeryville for the year ended December 31, 2011.

(5)         Represents the contractual adjustment to management fees for the difference between the management fee the seller was obligated to pay and the management fee the Company contracted to pay.

(6)         Represents the contractual adjustment to franchise fees for the difference between the franchise fee the seller was obligated to pay and the franchise fee the Company contracted to pay.

(7)         Represents the adjustment to depreciation expense based on the Company’s new cost basis in the acquired hotel.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years for furniture, fixtures and equipment, 15 years for land improvements and 40 years for buildings).

(8)         Reflects the adjustment to include additional compensation expense the Company would have incurred as follows:

(a).      Estimated amortization of restricted share awards with aggregate value of $19.8 million granted to the Company’s executive officers and other employees based on a four year vesting period.

(b).      Annual cash compensation of $435 and restricted share compensation with an aggregate value of $375 granted to the Company’s non-employee trustees.

(9)         Represents the removal of historical interest expense related to debt not assumed in conjunction with the acquisition.

(10) Represents the elimination of interest expense totaling $12,194 incurred on the portion of the Company’s variable rate mortgage debt that was repaid with all of the net proceeds of the IPO and cash on hand.

(11) Reflects interest expense of $947 arising from $142,000 of mortgage loans.  The mortgage loans have an initial term of three years and bear interest at LIBOR plus 3.60%.